EXHIBIT 10.44

December 2, 2106

Avangrid, Inc.

70 Farm View Drive

New Gloucester, ME 04260

Attention: Howard Coon, Vice President, Treasurer

Re: Offer, dated as of December 2, 2016 for a U.S.$50,000,000 Uncommitted Line of Credit for Standby Letters of Credit

Ladies and Gentlemen:

1.Introduction:

Crédit Agricole Corporate and Investment Bank (“Issuing Bank”) is pleased to offer to negotiate with Avangrid, Inc., a New York corporation (“Account Party”), for the issuance of standby letters of credit, which shall be comprised of performance and financial letters of credit (the “Letters of Credit”) on an uncommitted basis on and subject to the terms and conditions hereof and of the other Credit Documents (as defined below); provided, however, that the aggregate amount of the L/C Obligations (as defined below) outstanding at any time hereunder shall not exceed U.S.$50,000,000 (the “Maximum Amount”); and provided, further, that there shall be a sublimit for performance Letters of Credit with a tenor of more than one (1) year up to five (5) years of U.S.$10,000,000. The Letters of Credit issued hereunder shall be utilized by Account Party for general corporate purposes.

Upon execution hereof by Account Party and the satisfaction of the conditions to effectiveness set forth herein, this Agreement shall become effective and shall remain in effect until the earlier of November 30, 2017 and the date of revocation hereof by Issuing Bank in its sole discretion (such earlier date, the “Expiration Date”). Any obligations of Account Party incurred pursuant to this Agreement shall survive its revocation or expiration.

Account Party understands and agrees that (a) Issuing Bank may revoke this Agreement at any time without notice to Account Party and (b) this Agreement is not a commitment by Issuing Bank to issue any Letter of Credit and no commitment fee is being paid. Notwithstanding anything herein contained to the contrary, it is hereby agreed that so long as any Letter of Credit issued pursuant to the terms hereof or any Application (as defined below) remains outstanding, the Events of Default specified herein shall remain effective and shall survive the termination of this Agreement and Issuing Bank shall be entitled to exercise any and all remedies in respect thereof.

2.Definitions:

As used herein and in the other Credit Documents (unless otherwise defined therein), the following terms have the following meanings:

“Account Party”: as defined in Section 1.

“Affiliate”: means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Agreement”: means this Offer for a U.S.$50,000,000 Uncommitted Line of Credit for Standby Letters of Credit, as amended, restated, amended and restated, supplemented, extended or otherwise modified from time to time.

“Anti-Corruption Laws”: means any applicable laws, rules, or regulations relating to bribery or corruption, including (a) the United States Foreign Corrupt Practices Act of 1977; (b) the United Kingdom Bribery Act of 2010; and (c) any other similar law, rule or regulation in any applicable jurisdiction currently in force or hereafter enacted.

“Anti-Money Laundering Laws”: means any laws or regulations relating to money laundering or terrorist financing in any applicable jurisdiction currently in force or hereafter enacted.

“Application”: means an application, in the form attached hereto as Exhibit A or such other form as the Issuing Bank shall from time to time issue, requesting Issuing Bank to open a Letter of Credit. For the avoidance of doubt, to the extent any provision of any Application conflicts with or is otherwise inconsistent with this Agreement, the terms of this Agreement shall supersede any such Application and this Agreement shall govern.

“Base Rate”: means as determined by Issuing Bank on a daily basis, the higher of (a) the rate per annum established by Issuing Bank from time to time as the reference rate for short-term commercial loans in U.S. Dollars to domestic corporate borrowers (which Account Party acknowledges is not necessarily Issuing Bank's lowest rate) and (b) the overnight cost of funds of Issuing Bank as determined solely by Issuing Bank plus 1/4 of 1% per annum.

“Board”: means the Board of Governors of the Federal Reserve System of the U.S.

“Business Day”: means any day, other than a Saturday or Sunday or legal holiday, on which commercial banks generally are open for business in New York, New York .

“Change of Control”: means at any time Iberdrola S.A. shall cease to own, directly or indirectly, at least 51 % of the economic and voting interests in Account Party, free and clear of any Lien.

“Code”: means the U.S. Internal Revenue Code of 1986, as amended.

“Collateral Account”: as defined in Section 9.

“Contingent Obligation”: means, as to any Person, any guarantee of payment by such Person of any Indebtedness or other obligation of any other Person, or any agreement to provide financial assurance with respect to the financial condition, or the payment of the obligations of, such other Person which has the effect of assuring or holding harmless any third Person against loss with respect to one or more obligations of such third Person.

“Credit Documents”: means this Agreement, and the Applications.

“Currency”: means U.S. Dollars and/or any Foreign Currency.

“Default”: means any Event of Default or any condition or event which, after the giving of notice, the lapse of time, or both, or any other condition, would become an Event of Default.

“Dollar Equivalent”: means, on any date of determination, with respect to an amount denominated in any Foreign Currency, the amount of U.S. Dollars that would be required to purchase such amount of such Foreign Currency on the date two (2) Business Days prior to such date, based upon the spot selling rate at which Issuing Bank offers to sell such Foreign Currency for U.S. Dollars in the London foreign exchange market at approximately 11:00 a.m., London time, for delivery two (2) Business Days later.

“Event of Default”: as defined in Section 9.

“Expiration Date”: as defined in Section 1.

“FATCA”: means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version), and any current or future regulations or official interpretations thereof.

“Financial Statements”: means the income statement, statement of cash flows and balance sheet of Account Party furnished in accordance with Section 8(a)(i).

“Foreign Currency”: means at any time any Currency other than U.S. Dollars.

“GAAP”: means generally accepted accounting principles in the U.S. consistent with those utilized in preparing the Financial Statements.

“Indebtedness”: means with respect to any Person at any date: (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness which is evidenced by a note, bond, debenture or similar instrument, (c) all capital lease obligations of such Person, (d) all obligations of such Person in respect of outstanding letters of credit, acceptances and similar obligations created for the account of such Person, (e) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, (f) all Contingent Obligations of such Person and (g) net liabilities of such Person under interest rate cap agreements, interest rate swap agreements, foreign currency exchange agreements and other hedging agreements or arrangements (calculated on a basis satisfactory to Issuing Bank and in accordance with accepted industry practice).  The Indebtedness of any Person shall include any Indebtedness of any partnership in which such Person is the general partner.

“Indemnified Liabilities”: as defined in Section 12(b).

“Indemnitee”: as defined in Section 12(b).

“ISP”: as defined in Section 18(b).

“Issuing Bank”: as defined in Section 1.

“L/C Obligations”: means at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under the Letters of Credit for which Issuing Bank has not then been reimbursed pursuant to Section 4.

“Letters of Credit”: as defined in Section 1.

“Lien”: means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), other charge or security interest; or any preference, priority or other agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement or any capital lease obligation having substantially the same economic effect as any of the foregoing).

“Material Adverse Effect”: means a material adverse effect on (a) the business, operations, property, condition (financial or otherwise) or prospects of Account Party, (b) the ability of Account Party to perform its obligations under any Credit Document or (c) the validity or enforceability of (i) any of the Credit Documents or (ii) the rights or remedies of Issuing Bank thereunder.

“Maximum Amount”: as defined in Section 1.

“OFAC”: means the Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Person”: means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

“Reimbursement Amounts”: as defined in Section 4(b).

“Requirement of Law”: means as to any Person, the certificate of incorporation and by-laws or other comparable organizational or governing documents of such Person, and any law, treaty, rule, restriction or regulation or determination of an arbitrator or a court or other governmental authority (including, without limitation, any federal, state or local environmental and employee benefit laws and regulations), in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Sanctioned Jurisdiction” means any country or territory that is the subject of comprehensive Sanctions broadly restricting or prohibiting dealings with, in or involving such country or territory (currently, Iran, Cuba, Syria, Sudan, North Korea and the Crimea region of Ukraine).

“Sanctioned Person” means any individual or entity (a) identified on a Sanctions List, (b) organized, domiciled or resident in a Sanctioned Jurisdiction, or (c) otherwise the subject or target of any Sanctions, including by reason of ownership or control by one or more individuals or entities described in clauses (a) or (b).

“Sanctions” shall mean any economic or financial sanctions or trade embargoes imposed, administered or enforced by (a) the U.S. (including OFAC and U.S. Department of State), (b) the United Nations Security Council, (c) the European Union or any member state, (d) the United Kingdom (including Her Majesty’s Treasury), or (e) any other applicable jurisdiction.

“Sanctions List” shall mean any list of designated individuals or entities that are the subject of Sanctions, including (a) the Specially Designated Nationals and Blocked Persons List maintained by OFAC, (b) the Consolidated United Nation Security Council Sanctions List, (c) the consolidated list of persons, groups and entities subject to EU financial sanctions maintained by the European Union or any member state and (d) the Consolidated List of Financial Sanctions Targets in the United Kingdom maintained by Her Majesty’s Treasury.

“SEC”: means the Securities and Exchange Commission.

“Subsidiary”: means as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.  Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of Account Party.

“Taxes”: as defined in Section 5.

“UCP”: as defined in Section 18(b).

“U.S.”: means the United States of America.

“U.S. Dollars” or “U.S.$”: means the lawful currency of the U.S.

“USA Patriot Act”: means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

3.Issuance and Terms of Letters of Credit; Fees;

(a)At any time after the date hereof, Account Party may request Issuing Bank to issue a Letter of Credit by issuing a written request to Issuing Bank at its address specified on its signature page hereto, together with an Application therefor, completed to the satisfaction of Issuing Bank (which request and Application must be received by Issuing Bank prior to 10:00 A.M. (New York time) on the proposed date of utilization (which must be a Business Day on or prior to the Expiration Date)).  Issuing Bank shall inform Account Party of its decision in its sole discretion to accept or reject such request within three (3) Business Days. If Issuing Bank does not respond within such period of time, the request will be considered to be rejected.

(b)Each Letter of Credit shall (i) be governed by the provisions hereof and of the relevant Application, (ii) be issued in either U.S. Dollars or an Agreed Foreign Currency and in a face amount to be mutually agreed, and (iii) expire on a Business Day (A) no later than twelve (12) months after the date of the issuance in the case of a financial Letter of Credit and (B) no later than five (5) years in the case of a performance Letter of Credit; provided that the aggregate amount of all L/C Obligations outstanding at any time hereunder shall not exceed the Maximum Amount; and provided, further, that the aggregate amount of performance Letters of Credit with a tenor greater than twelve (12) months to be issued hereunder may not exceed U.S.$10,000,000.

(c)Account Party shall pay to Issuing Bank a commission on each individual Letter of Credit at a rate to be agreed upon at issuance of each individual Letter of Credit, quarterly and payable in arrears. In addition, Account Party shall pay to Issuing Bank a non-refundable amendment fee with respect to each amendment to any Letter of Credit in the amount of U.S.$250 payable in advance on the date of such amendment.

(d)With respect to any obligation of Account Party to Issuing Bank under this Agreement payable in any Foreign Currency: (i) Account Party shall indemnify, defend and hold Issuing Bank harmless from all loss arising from any fluctuation in the value of such Foreign Currency from the date such obligation is payable to Issuing Bank by the terms hereof until paid in full; and (ii) upon the failure or inability of Account Party to pay Issuing Bank immediately upon demand the full amount of such obligation in such Foreign Currency, Account Party shall immediately upon Issuing Bank’s demand pay to Issuing Bank the Dollar Equivalent of such amount in same day funds which shall be sufficient to fully compensate Issuing Bank for all amounts paid and all changes, costs and expenses incurred by Issuing Bank in acquiring the full amount of such Foreign Currency and Account Party shall pay interest accrued thereon at the highest rate permitted to be charged by Issuing Bank under applicable law, in U.S. Dollars, from the date such obligation is payable to Issuing Bank by the terms hereof until the date of receipt by Issuing Bank of full payment. For purposes of this Agreement the amount of any Letter of Credit denominated in any Foreign Currency shall be deemed to be the Dollar Equivalent of the amount of the Foreign Currency of such Letter of Credit.

4.Reimbursements; Overdue Amounts:

(a)Account Party will reimburse Issuing Bank (in same day funds without set-off, counterclaim or any other deduction of any nature whatsoever and in the Currency of the applicable Letter of Credit), on the date of any drawing under a Letter of Credit, if such drawing is made prior to 11:00 A.M. (New York time), or the next Business Day after the date of such drawing, if such drawing is made on or after 11:00 A.M. (New York time), amounts due in respect of drawings under the Letters of Credit (“Reimbursement Amounts”), and any interest (to the extent permitted by law) and other amounts due hereunder or under any other Credit Document; provided that if the Credit Documents provide for acceptance of a time draft or incurrence of a deferred payment obligation and if Account Party notifies

Issuing Bank of such acceptance or incurrence at least one (1) Business Day in advance of its maturity, reimbursement shall be due sufficiently in advance of its maturity to enable Issuing Bank, as issuer, to arrange for its cover in same day funds to reach the place where it is payable no later than the date of its maturity.

(b)Any amounts that are not paid on the date when due shall bear interest (before as well as after judgment) payable on demand at 2% over the Base Rate from and including the date when such payment was due to, but excluding, the date of receipt of payment.

5.Calculations; Payments; Taxes:

(a)All payments hereunder, including for Reimbursement Amounts and computations of fees and interest shall be made on the basis of a 360-day year for actual days elapsed.  Except as required by law, any and all payments by Account Party under the Credit Documents shall be made free and clear of and without reduction or withholding for any and all present or future taxes, levies, deductions, imposts, charges or withholdings, imposed by any governmental authority (all such taxes, levies, deductions, imposts, charges, and withholdings being hereinafter called “Taxes”), excluding (i) franchise taxes, branch profits taxes or taxes imposed on or measured by the overall net income of Issuing Bank, (ii) any U.S. tax that is imposed on amounts payable to Issuing Bank under the law applicable at the time such Issuing Bank acquires an interest in a Letter of Credit (or designates a new lending office), except to the extent Issuing Bank (or its assignor, if any) was entitled, at the time of the designation of a new lending office (or assignment) to receive additional amounts from Account Party with respect to such withholding tax, (iii) taxes attributable to Issuing Bank’s failure or inability to comply with Section 5(b), and (iv) any withholding taxes imposed under FATCA.

(b)(i) If Issuing Bank is entitled to an exemption from or reduction of withholding tax with respect to payments made under any Credit Document, Issuing Bank shall deliver to Account Party, at the time or times prescribed by applicable law and reasonably requested by Account Party, such properly completed and executed documentation reasonably requested by Account Party as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, Issuing Bank, if requested by Account Party, shall deliver such other documentation prescribed by law or reasonably requested by Account Party as will enable Account Party to determine whether or not Issuing Bank is subject to backup withholding or information reporting requirements.

(ii)If Account Party shall be required by law to deduct any Taxes from or in respect of any sum payable under the Credit Documents to Issuing Bank, (A) Account Party shall forthwith pay to Issuing Bank such additional amounts as may be necessary so that after making all required deductions for Taxes Issuing Bank receives an amount equal to the sum it would have received had no such deductions been made and (B) Account Party shall make such deductions and shall pay the full amount deducted to the relevant taxing authority in accordance with applicable law. Account Party shall, provide appropriate documentation, including receipts, evidencing payment by Account Party of any such Taxes. The obligations of Account Party under this Section 5 shall survive the termination of this Agreement, the repayment or reimbursement of all Reimbursement Amounts and all other amounts payable hereunder and under the other Credit Documents.

(iii)Without limiting the generality of the foregoing, if a payment made to Issuing Bank under any Credit Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Issuing Bank were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Issuing Bank shall deliver to Account Party at the time or times prescribed by law and at such time or times as reasonably requested by Account Party such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Account Party as may be necessary for Account Party to comply with its obligations under FATCA and to determine that Issuing Bank has complied with Issuing Bank’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this sub-clause (b)(iii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iv) Issuing Bank agrees that if any form or certification it previously delivered pursuant to this Section 5 becomes obsolete or inaccurate in any respect (other than as a result of expiration), it shall update such form or certification or promptly notify Account Party in writing of its legal inability to do so.

6.Increased Costs:

In the event of the introduction of, or any change in, any applicable law, rule, regulation or official directive (whether or not having the force of law), or in the interpretation or application thereof by any governmental authority after the date hereof which results in an increase in the cost to Issuing Bank of making or maintaining, or which reduces the rate of return on capital of Issuing Bank as a consequence of its obligations with respect to, execution or maintenance of this Agreement or the issuance, maintenance or extension or amendment of any Letter of Credit by reason of reserve (including, without limitation, the imposition of any reserves with respect to “Eurocurrency Liabilities” (as defined in Regulation D of the Board)), liquidity, capital adequacy or similar requirements, or which results in a reduction of amounts otherwise receivable by Issuing Bank from Account Party of principal, interest or other fees and charges hereunder and thereunder by reason of tax (other than tax on the overall net income of Issuing Bank), levy, impost, fee, charge, withholding or similar requirements of any kind, Account Party will pay to Issuing Bank upon demand an amount equal to such actual increased cost or reduction.  For clarity, the foregoing sentence shall apply to all requests, rules, guidelines or directives concerning capital adequacy issued in connection with the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives concerning capital adequacy promulgated by the Bank for International Settlements, the Basel Committee on Banking Regulations and Supervisory Practices (or any successor or similar authority) or the U.S. financial regulatory authorities, regardless of the date adopted, issued, promulgated or implemented. If Account Party becomes liable for the payment of any additional amounts pursuant to this Section 6, it may avoid further liability for such additional amounts by: as to each outstanding Letter of Credit, seeking and obtaining replacements therefor from other financial institutions which fully cancel all obligations of Issuing Bank under such Letter of Credit (which shall thereupon be returned promptly to Issuing Bank) and the relevant Application and paying to Issuing Bank in full on the date of replacement all interest, fees and other amounts or charges due relating to such obligations.  The obligations of Account Party under this Section 6 shall survive the termination of this Agreement the repayment or reimbursement of all principal and all other amounts payable hereunder and under the other Credit Documents.

7.Representations and Warranties:

Account Party represents and warrants as of the date hereof and as of the date of each Letter of Credit issued, renewed, extended or amended that:

(a)(i) it is a corporation duly organized and validly existing under the laws of the State of New York, (ii) it is in good standing therein, (iii) it is duly qualified to transact business in all jurisdictions where its ownership, lease or operation of property, or conduct of its business requires such qualification, (iv) no consent or authorization of, approval by, notice to, filing with or other act by or in respect of, any governmental authority or any other Person is required in connection with the execution, delivery, performance, validity or enforceability of any of the Credit Documents, and (v) it has the legal right and corporate power and authority to own its assets and properties and enter into, execute, deliver and perform the Credit Documents and all documents, instruments and agreements related thereto and perform the transactions and agreements contemplated thereby;

(b)the execution, delivery and performance of the Credit Documents have been duly authorized by all necessary corporate action;

(c)this Agreement has been, and each of the Credit Documents when delivered hereunder, will have been, duly executed and delivered by it, and this Agreement is, and each of the Credit Documents when delivered hereunder will, constitute the legal, valid and binding obligations of Account Party enforceable in accordance with their respective terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law);

(d)it is not in default under any material agreement to which it is a party or by which its businesses, assets or properties are bound, which default would materially adversely affect such Borrower’s financial condition and the execution and delivery of, and the performance by it under, the Credit Documents do not and will not, create any Lien on its businesses, properties or assets, contravene, violate or conflict with any material Requirement of Law, nor result in a breach or default under any material agreement to which it is a party or by which its businesses, assets or properties are bound, except for such defaults or breaches that would not have a Material Adverse Effect;

(e)except as disclosed on Schedule 7(e) or in Account Party’s annual reports on Form 10-K or quarterly reports on Form 10-Q filed with the SEC, there are no actions, suits or proceedings of any kind pending or threatened against Account Party or its assets or properties which, in any one case or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

(f)it is in compliance with all Requirements of Law except where such non-compliance could not reasonably be expected to have a Material Adverse Effect; provided, however, that where such compliance relates to any Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions, each of Account Party and its Subsidiaries is in compliance in all respects and subject to no exceptions;

(g)it has filed or caused to be filed all federal, state and local tax returns which are, to its knowledge, required to be filed by it, and has paid or has made provision for the payment of all taxes shown to be due and payable on such returns or on any assessments received by it, other than any taxes or assessments it is contesting in good faith by appropriate proceedings and with respect to which it shall, to the extent required by GAAP, have set aside adequate reserves on its books;

(h)no part of the proceeds of any Letter of Credit will be used for “purchasing” or “carrying” any “margin stock” within the respective meanings of such quoted terms under Regulations T, U and X of the Board or for any purpose, which violates, or which would cause Issuing Bank to violate, the provisions of any such regulations;

(i)it is not subject to regulation under the Investment Company Act of 1940, as amended, or subject to any federal or state statutes or regulations limiting its ability to incur the indebtedness contemplated under, or otherwise affecting the validity or enforceability of, the Credit Documents;

(j)Account Party’s obligations hereunder and under any other Credit Document do and, at all times hereafter, shall rank pari passu with all other unsecured and unsubordinated indebtedness of Account Party;

(k)the Financial Statements were prepared in accordance with GAAP consistently applied unless expressly disclosed therein and fairly present the consolidated financial position of the Account Party during the relevant financial year unless expressly disclosed therein to the contrary;

(l)Account Party shall, and shall cause its Subsidiaries to, maintain and enforce policies and procedures designed to promote and achieve compliance by Account Party and its Subsidiaries with applicable Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions;

(m)none of Account Party or any of its Subsidiaries or, any of their respective directors, officers or, to Account Party’s knowledge, any of their respective Affiliates, agents or employees (i) has conducted their respective businesses or taken any action that would constitute or give rise to a violation of any Anti-Corruption Law or Anti-Money Laundering Law or (ii) is or has been subject to any action, proceeding, litigation, claim or, to Account Party’s knowledge, investigation with regard to any actual or alleged violation of any Anti-Corruption Laws or Anti-Money Laundering Laws;

(n) none of Account Party or any of its Subsidiaries or any of their respective directors, officers or, to Account Party’s knowledge, any of their respective Affiliates, agents or employees (i) is a Sanctioned Person, (ii) is currently engaging or has engaged in any dealings or transactions with, involving or for the benefit of a Sanctioned Person, or in or involving any Sanctioned Jurisdiction, in each case in violation of applicable Sanctions, or (iii) is subject to any action, proceeding, litigation, claim or, to Account Party’s knowledge, investigation with regard to any actual or alleged violation of Sanctions; and

(o)since September 30, 2016, no event, circumstance or change has occurred that has caused, either individually or in the aggregate, a Material Adverse Effect.

8.Covenants:

Until the later of (a) the Expiration Date and (b) the date on which all obligations of Account Party in respect of the Credit Documents are indefeasibly paid in cash in full and all Letters of Credit have expired or been released by the beneficiaries thereof and tendered to Issuing Bank for cancellation, Account Party agrees and covenants with Issuing Bank as follows:

(i)Account Party shall be deemed to have furnished Issuing Bank with its audited annual Financial Statements when its annual report on Form 10-K is filed with the SEC and its quarterly unaudited Financial Statements when its quarterly report on Form 10-Q is filed with the SEC;

(ii)Account Party shall provide prompt written notice of any Default or Event of Default;

(iii)Account Party shall continue to engage in business of the same general type as now conducted by it and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary in the normal conduct of its business and comply with its material contractual obligations;

(iv)Account Party shall not convey, sell, lease, transfer or otherwise dispose of, or create, assume or suffer to exist any Lien on, all or substantially all of its assets (in each case, whether in one transaction or in a series of transactions);

(v)Account Party shall not consolidate with, or merge into, any other Person (unless there is no Change of Control of Account Party and no Default or Event of Default shall have occurred and be continuing or result therefrom);

(vi)Account Party is in compliance, and shall comply with all Requirements of Law (other than those specifically referenced in clauses (vii) through (ix) below) except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect;

(vii)Account Party’s obligations hereunder and under the other Credit Documents shall rank pari passu with all other unsecured and unsubordinated indebtedness of Account Party;

(viii)Account Party shall, and shall cause its Subsidiaries to, continue to maintain and enforce policies and procedures designed to promote and achieve compliance by Account Party and its Subsidiaries with applicable Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions;

(ix)Account Party shall not, directly or indirectly, (A) use any part of the proceeds of the Letters of Credit, or otherwise make available such proceeds to any Person in any manner that would constitute or give rise to a violation of Sanctions by any party hereto or (B) fund all or part of any repayment or reimbursement of the obligations hereunder out of proceeds derived from any transaction or activity involving a Sanctioned Person or Sanctioned Jurisdiction; and

(x)Account Party shall not, directly or indirectly, use any part of the proceeds of the Letters of Credit for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in each case in violation of Anti-Corruption Law.

9.Events of Default:

The occurrence of any one or more of the following events shall constitute an “Event of Default” under the Credit Documents:

(a)if Account Party shall (i) fail to reimburse any Reimbursement Amount when due and payable or (ii) fail to pay interest or any other amounts due under the Credit Documents within five (5) days of the date on which such payment of interest or other amount was due and payable;

(b)if Account Party shall fail to perform any of its obligations for the payment of any Indebtedness (i) under its $1,500,000,000 Revolving Credit Agreement dated as of April 5, 2016, as amended, with JPMorgan Chase Bank, N.A., as Administrative Agent, et al., or (ii) in the aggregate amount of more than U.S.$50,000,000 (other than Indebtedness described in subsection 9(a)) when due (whether at scheduled maturity or upon acceleration, demand or otherwise) or if Account Party shall default under any agreement or instrument relating to such Indebtedness or any other event shall occur and continue after any grace period applicable thereto, if the effect of such default or event is to accelerate, or permit the acceleration of, the maturity of such Indebtedness;

(c)if Account Party shall:

(i)commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any material part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any action to authorize any of the foregoing; or

(ii)suffer the commencement of an involuntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any material part of its property, and such involuntary case or other proceeding shall not be controverted by appropriate proceedings within thirty (30) days of the commencement thereof or shall remain undismissed or undischarged for a period of sixty (60) days; or suffer the entry of an order for relief or be adjudicated a bankrupt or insolvent under the bankruptcy, insolvency or similar laws of any competent jurisdiction;

(d)if any representation, warranty or statement made by Account Party in any Credit Document or in any certificate or statement furnished pursuant to, or in connection with, any Credit Document shall prove to have been incorrect, misleading or incomplete in any material respect when made or deemed made;

(e)if Account Party shall fail to perform or observe in any material respect any term, covenant or agreement on its part to be performed or observed pursuant to any Credit Document (other than those covered by subsection 9(a)) and such failure shall continue unremedied for thirty (30) days after the earlier of (i) an officer of Account Party obtaining knowledge thereof and (ii) receipt by Account Party of written notice thereof from Issuing Bank;

(f)if one or more judgments or decrees shall be entered against Account Party or any of its Subsidiaries involving in the aggregate for all such Persons a liability (not paid or fully covered by insurance) of U.S.$50,000,000 or more and all such judgments and decrees shall not have been vacated, discharged, stayed or bonded pending appeal within sixty (60) days from the entry thereof;

(g)if an event shall occur with respect to Account Party which, in the reasonable  judgment of Issuing Bank, has or is likely to have a Material Adverse Effect; or

(h)if a Change of Control or any material alteration of the structure or organization of Account Party, including without limitation, as a result of a leveraged buyout, recapitalization, merger or consolidation shall occur.

Upon the occurrence of any Event of Default (other than any Event of Default specified in subsection 9(c) in respect of Account Party), Issuing Bank may, by written notice to Account Party, declare this Agreement canceled and/or declare all amounts outstanding under this Agreement (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be immediately due and payable in full, whereupon this Agreement shall be canceled and/or such amounts shall become immediately due and payable; provided, however, that upon the occurrence of any Event of Default specified in subsection 9(c) in respect of Account Party, this Agreement automatically shall be canceled and all amounts outstanding under this Agreement (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) automatically shall become immediately due and payable in full, in each case without notice, presentment, demand, protest or other action of any kind, all of which are hereby expressly waived by Account Party.

With respect to any Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the immediately preceding paragraph, Account Party shall at such time deposit in a cash collateral account on Issuing Bank’s books, within Issuing Bank’s sole dominion and control, designated by Issuing Bank and over which Issuing Bank shall have exclusive right of withdrawal (the “Collateral Account”), an amount (in the Currency of such Letter of Credit; provided that upon the failure or inability of Account Party for any reason to so effect such payment in the required Currency, Account Party shall be obliged to perform in accordance with Section 3(e)) equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. The Collateral Account (and any and all funds and investments held therein) shall be held in the name of, and subject to the sole dominion and control of, Issuing Bank, as cash collateral for the reimbursement obligations of Account Party in the event of any drawing under the Letters of Credit.  Any and all amounts held in the Collateral Account shall be applied by Issuing Bank to satisfy Account Party's L/C Obligations for which Issuing Bank has not been reimbursed, and any unused portion of such amounts after the Letters of Credit shall have expired and all L/C Obligations shall have been satisfied, shall be applied to repay other obligations of Account Party under this Agreement and the other Credit Documents.  Except as expressly provided in this Section 9, notice, presentment, demand, protest and any other action of any kind are hereby expressly waived by Account Party.

Account Party hereby grants to Issuing Bank a security interest in, and right of set-off against, any and all funds and investments held in the Collateral Account from time to time and any instrument evidencing the foregoing to secure the obligations of Account Party hereunder in respect of the Letters of Credit, any and all reimbursement obligations arising in connection therewith and other obligations under this Agreement and the other Credit Documents.

Issuing Bank shall have the rights, powers and remedies of a secured party under the Uniform Commercial Code as in effect from time to time in the State of New York with respect to the funds and investments held in the Collateral Account from time to time.  Account Party shall take such actions from time to time as Issuing Bank may reasonably request to perfect and preserve the security interests provided for in this Agreement.

Issuing Bank shall release all funds and investments held in the Collateral Account to, or upon the order of, Account Party (or as a court of competent jurisdiction may otherwise direct) upon the later to occur of the date that (i) this Agreement and the other Credit Documents terminate and (ii) all obligations of Account Party under the Letters of Credit and all L/C Obligations are satisfied and indefeasibly paid in full and such Letters of Credit have been canceled or expired and all amounts drawn thereunder have been reimbursed in full.

The rights and remedies of Issuing Bank under this Agreement are in addition to, and not in substitution of, the rights and remedies Issuing Bank is entitled to exercise at law, in equity and under the other Credit Documents.

10.Effectiveness of Agreement; Conditions Precedent:

(a)The effectiveness of this Agreement is subject to receipt by Issuing Bank, in form and substance satisfactory to it, of each of the following:

(i)a copy of this Agreement, duly executed by Issuing Bank and Account Party;

(ii)a customary certificate duly executed by an authorized officer of Account Party, attaching (A) a copy of the articles of incorporation or comparable organizational document duly certified by the Secretary of State of the State of New York as of a recent date; (B) a copy of the by-laws or comparable organizational document of Account Party, duly certified by an authorized officer of Account Party as being in full force and effect; (C) a copy of Account Party's resolutions certified by an authorized officer of Account Party authorizing Account Party to enter into the transactions contemplated by the Credit Documents to which Account Party is a party, including, without limitation, requesting the issuance of Letters of Credit as contemplated hereunder from Issuing Bank in the aggregate amount contemplated hereunder, and evidencing the authority of the officer(s) named therein to sign the Credit Documents and such other documents on behalf of Account Party as Issuing Bank shall require; (D) a certificate of incumbency and specimen signatures of the authorized signers of the Credit Documents issued by the secretary or assistant secretary of Account Party; and (E) a certificate of good standing duly certified by the Secretary of State of the State of New York;

(iii)a customary certificate duly executed by an authorized officer of Account Party, certifying as to (A) the truth in all respects of the representations and warranties contained in this Agreement and the other Credit Documents as though made on and as of the date of the effectiveness of this Agreement and (B) the absence of any Default or Event of Default; and

(iv)such other documents, instruments or agreements as Issuing Bank shall reasonably request.

(b) An additional condition precedent to the issuance of each Letter of Credit is the receipt by Issuing Bank of a duly executed Application in respect of such Letter of Credit.

(c)Each request to issue, renew, amended or extend a Letter of Credit by Account Party hereunder shall constitute a representation and warranty that (i) each of the representations and warranties made by Account Party contained herein or in any other Credit Document shall be true and correct on and as of the date of such issuance, renewal, amendment or extension as if made on and as of such date and (ii) no Default or Event of Default exists (either immediately before or immediately after giving effect to such issuance, renewal, amendment or extension).

11.Authorization to Debit; Right of Set-Off:

With respect to the payment of amounts due hereunder and under any Letter of Credit, Account Party hereby authorizes Issuing Bank to debit any demand deposit account of Account Party maintained with Issuing Bank for such amount when due.  In the event Account Party shall default in the payment of any amount due hereunder, under any Letter of Credit, or under the other Credit Documents, Issuing Bank shall have the right to set off and apply any deposit, general or special, time or demand, provisional or final, at any time held or owing by any branch or office of Crédit Agricole S.A. to, or for the credit of, Account Party.

12.Costs and Expenses; Indemnity; Waiver of Special Damages:

(a)Account Party agrees to pay or reimburse Issuing Bank for all Issuing Bank’s charges, costs and expenses (including, without limitation, reasonable fees and disbursements of counsel to Issuing Bank) incurred in connection with (i) the issuance, amendment, renewal or extension of any Letter of Credit or any demand for, or collection of, payment thereunder and (ii) the enforcement, protection or preservation of any rights under this Agreement and the other Credit Documents and any other document prepared in connection therewith.

(b)Account Party agrees to indemnify Issuing Bank and any of its Affiliates and the respective branches, agencies, directors, officers, employees, agents, advisors, partners, trustees and administrators of Issuing Bank and its Affiliates (each such Person being called an “Indemnitee”) against, and pay and hold each Indemnitee harmless from, any and all losses, claims, damages and related costs and expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, suffered or incurred by, or asserted against, any Indemnitee however characterized or arising out of, in connection with, or as a result of (i) any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of, any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, any Credit Document and any such other document, (ii) any Letter of Credit or the use of the proceeds therefrom (including any refusal by Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand to not strictly comply with the terms of such Letter of Credit) and (iii) any and all other liabilities, obligations, losses, damages, penalties, any actual or prospective actions, claims, litigation, suites, investigation or proceeding (whether sounding in contract, in tort or on any other ground and regardless of whether any Indemnitee is a party thereto), judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance or administration of, or in any other way arising out of or relating to, any Credit Document or any other documents contemplated by or referred to therein or any action taken or omitted to be taken by any Indemnitee with respect to any of the foregoing (all the foregoing, collectively, the “Indemnified Liabilities”); provided, however, that Account Party shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities arising solely from the gross negligence or willful misconduct of such Indemnitee, as determined by a court of competent jurisdiction in a final, non-appealable judgment.

(c)Neither party hereto shall be liable in any action initiated by one against the other for punitive, special, indirect or consequential damages resulting from or arising out of this Agreement, including, without limitation, loss of profit or business interruptions, however the same may be caused.

All amounts due under this Section 12 shall be payable immediately after demand therefor. Without prejudice to the survival of any other provision hereof, the terms of this Section 12 shall survive the termination of this Agreement and the repayment or reimbursement of all Reimbursement Amounts and all other amounts payable hereunder.

13.  Obligations Absolute; Risks:

(a)The obligation of Account Party to reimburse Issuing Bank, its correspondents, any of its branches, agencies or Affiliates for each drawing under each Letter of Credit shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under any and all circumstances and irrespective of, including the following: (i) any form, lack of accuracy, legal effect, validity or enforceability of such Letter of Credit, this Agreement, or any other Credit Document or the authority of any persons signing any Credit Documents; provided such Credit Documents appear on their face to be in order; (ii) the existence of any claim, counterclaim, dispute, set-off, defense or other right that Account Party may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), Issuing Bank or any other Person, whether in connection with this Agreement, any other Credit Document, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction; (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue, insufficient or inaccurate in any respect; or any loss, error, interruption, omission or delay in the transmission, delivery or otherwise of any document required in order to make a drawing under such Letter of Credit; (iv) any payment by Issuing Bank under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by Issuing Bank under such Letter of Credit to any Person; (v) any act, omission, insolvency or failure in business of any other Person including any branch of Issuing Bank; or (vi) any other event, act or omission, circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, Account Party. For the avoidance of doubt, the occurrence of any of the above contingencies shall not affect or impair Issuing Bank’s rights and powers hereunder or the obligations of payments, indemnity or reimbursement of Account Party to Issuing Bank hereunder.

(b)None of Issuing Bank, nor any of its Affiliates nor the respective branches, agencies, directors, officers, employees, agents, advisors, partners, trustees and administrators of Issuing Bank and its Affiliates, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit by Issuing Bank or any payment or failure to make any payment thereunder irrespective of any of the circumstances referred to in Section 13(a) above, or any act, error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of Issuing Bank. The parties hereto expressly agree that:

(i) Issuing Bank may accept documents that appear on their face to be in substantial compliance with the terms of a Letter of Credit without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit;

(ii) Issuing Bank shall have the right, in its sole discretion, to decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms of such Letter of Credit; and

(iii)This Section 13(b) shall establish the standard of care to be exercised by Issuing Bank when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof (and the parties hereto hereby waive, to the extent permitted by applicable law, any standard of care inconsistent with the foregoing).

14.Assignments; Successors and Assigns; Pledges to Federal Reserve Bank:

(a) This Agreement shall be binding upon and inure to the benefit of Account Party, Issuing Bank and their respective successors and assigns, except that Account Party may not assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of Issuing Bank (such consent not to be unreasonably withheld or delayed). Issuing Bank may, at any time and from time to time, assign all or any part of its rights and obligations under the Credit Documents subject to the prior written consent of Account Party (such consent not to be unreasonably withheld or delayed); provided that no such consent shall be required (i) during the occurrence and continuance of a Default or an Event of Default or (ii) for any assignment to an Affiliate of Issuing Bank.

(b) Nothing herein shall prohibit Issuing Bank from pledging or assigning this Agreement to any Federal Reserve Bank in accordance with applicable law.

15.  Notices:

(a)All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier or electronic communications (including delivery of a “pdf” by email). Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by fax or email (or similar electronic communications) shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient).

(b)Account Party hereby authorized Issuing Bank to accept and process any amendments, transfers, assignments of proceeds, instructions, consents, waivers and all documents relating to any Letter of Credit which are sent to Issuing Bank by electronic transmission, including SWIFT, electronic mail, telex, telecopy, telefax, courier, mail or other computer- generated telecommunications and such electronic communications shall have the same legal effect as if written and shall be binding upon and enforceable against Account Party. Issuing Bank may, but shall not be obligated to, require (a) authentication of such electronic transmission or (b) provision of original documents to Issuing Bank prior to acting on such electronic transmission. Account Party acknowledges and agrees that the privacy and integrity of electronic transmissions cannot be guaranteed to be secure or error free due to the possibility that third parties could intercept, view or alter such electronic transmissions. To the extent that any documents, information or data relating to any Letter of Credit, any Application or any other Credit Document are transmitted electronically, Account Party hereby irrevocably releases Issuing Bank from any loss or liability incurred in connection with the electronic transmission of any such documents, data and information, including any unauthorized interception, alteration or fraudulent generation and transmission of electronic transmissions by third parties.

16.Amendments and Waivers; Execution in Counterparts; Electronic Execution:

(a)Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by parties hereto.

(b)This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

(c)Delivery of an executed counterpart of a signature page to this Agreement by telecopier or electronic communications (inducing delivery of a “pdf” by email) shall be effective as delivery of a manually executed counterpart of this Agreement.

17.No Waiver; Severability; Integration:

The failure or delay by Issuing Bank to exercise any right, power or remedy under this Agreement or any other Credit Document or with respect to the indebtedness evidenced hereby or thereby shall not operate as a waiver thereof, nor shall the exercise of any single or partial right, power or remedy preclude any other or further exercise of the same or any other right, power or remedy. Any provision of this Agreement which is illegal, prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such illegality, prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. This Agreement and the other Credit Documents constitute the entire agreement and understanding among the parties hereto and supersede any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

18.Governing Law:

(a)THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

(b)Each Letter of Credit, each Application and all transactions thereunder shall be subject to and governed by either (a) the Uniform Customs and Practice for Documentary Credits (2007 Revision), International Chamber of Commerce, Publication No. 600 (as the same may be modified or amended, the “UCP”) or (b) the International Standby Practices (ISP98), International Chamber of Commerce, Publication No. 590 (as the same may be modified or amended, the “ISP”) as Issuing Bank shall select in its sole discretion.  To the extent not inconsistent with the UCP or the ISP, as the case may be, each Letter of Credit, each Application and all transactions thereunder shall be governed by and construed in accordance with, the internal laws of the State of New York.

19.Jurisdiction; Venue; Waiver of Jury Trial:

(a)Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State or federal court of the U.S. sitting in New York City, whether trial or appellate, in any action or proceeding arising out of, or relating to, this Agreement or any of the other Credit Documents, or for recognition or enforcement of any judgment in respect thereof, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court and consents that any such action or proceeding may be brought in such courts and waives to the fullest extent permitted by law any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement shall affect any right that Issuing Bank may otherwise have to bring any action or proceeding relating to this Agreement or any of the other Credit Documents in the courts of any jurisdiction.

(b)Each of the parties hereto hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim arising out of, or relating to, any Credit Document or the actions of Issuing Bank or Account Party in the negotiation, administration, performance or enforcement thereof.

20.USA Patriot Act Notification:

Issuing Bank hereby notifies Account Party that pursuant to the USA Patriot Act, it is required to obtain, verify and record information that identifies Account Party, including without limitation the name and address of Account Party.

*****

If the foregoing is acceptable, kindly acknowledge your agreement with the terms and conditions hereof by having one original copy of this Agreement signed by a duly authorized representative of Account Party (pursuant to its resolutions) and returned to Issuing Bank as soon as possible.

[Signature pages follow]

Yours truly,

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK

By:/s/ Ghislain Descamps

Name: Ghislain Descamps

Title: Managing Director

By: /s Louis-Marie Dubois

Name: Louis-Marie Dubois

Title: Vice President

Address for notices:

1301 Avenue of the Americas

New York, New York 10019

Attention: Louis-Marie Dubois, Export and Trade Finance, 18th Floor

Email: etf-us@ca-cib.com

Accepted and Agreed:

AVANGRID, INC.

By: /s/ Howard Coon

Name: Howard Coon

Title: Vice President & Treasurer

By: /s/ Daniel Alcain

Name: Daniel Alcain

Title: Senior Vice President – Controller

Address for notices:

70 Farm View Drive

New Gloucester, Maine 04260

Attention: Howard Coon, Vice President, Treasurer

Email: howard.coon@avangrid.com

EXHIBIT A

APPLICATION AND AGREEMENT FOR

IRREVOCABLE STANDBY LETTER OF CREDIT

To: Crédit Agricole Corporate and Investment Bank (“Crédit Agricole CIB” or “you)

Issuing Office: ___________Date: ___________

Application and Agreement for Irrevocable Standby Letter of Credit (this “Application”) is hereby made for the issuance by you of your irrevocable standby letter of credit (the “Credit”) in conformity with your practices and procedures and, to the extent not inconsistent therewith, in accordance with the following instructions:

(Complete Each Section Fully or Indicate “Not Applicable”)

Please send the Credit to the Beneficiary by your customary means as follows:

____________ Directly to the Beneficiary.

____________Through the Advising Bank specified below.

____________ Through your Correspondent.

Name and address of the “Beneficiary”: ____________________________________________________

Name and address of the Advising Bank: ___________________________________________________

Name and address of each “Applicant” to be named as an Account Party: _______________________________

Amount of the Credit: _________________________________________________________________________

Currency: __________________________________________________________________________________

The Credit shall expire at your counters on: _________________________________________________

The Credit shall provide for an extension of the expiry date: ___________Yes ___________No

Automatic Renewal Clause: ___________Yes ___________No

Cancellation Period (check one): ___30 Days ___90 Days ___120 Days; Other: _________

Amounts under the Credit shall be available as follows: ________________________________________

Partial Drawings under the Credit: ___________Are permitted. _________Are not permitted.

Special Instructions:

In order to induce you to issue the Credit as provided herein, each Applicant (if more than one) hereby expressly agrees to be bound by this Application and the Offer, dated as of December 2, 2016 for a U.S.$50,000,000 Uncommitted Line of Credit for Standby Letters of Credit, as amended, restated, amended and restated, supplemented, extended or otherwise modified from time to time (the “Offer”). Any capitalized term not defined herein shall have the definition set forth in the Offer.

[Applicant][Applicant]

__________________________________________________________________________

By: _______________________________By: _____________________________________

Name:_____________________________Name:___________________________________

Title: ______________________________Title: ____________________________________

Address: Address:

_______________________________________________________

For Office Use Only

No. of Credit: _________________ Approved by: ______________________